Exhibit 99.1

Colony NorthStar Credit Real Estate, Inc. Announces

First Quarter 2018 Financial Results

NEW YORK and LOS ANGELES, May 8, 2018 – Colony NorthStar Credit Real Estate, Inc. (NYSE: CLNC) (“Colony NorthStar Credit” or the “Company”) today announced its financial results for the first quarter ended March 31, 2018. Colony NorthStar Credit was formed on January 31, 2018, through the combination of a select commercial real estate debt and credit real estate portfolio of Colony NorthStar, Inc. (“Colony NorthStar Investment Entities”) with substantially all of the assets and liabilities of NorthStar Real Estate Income Trust, Inc. (“NorthStar I”), and all of the assets and liabilities of NorthStar Real Estate Income II, Inc. (“NorthStar II”). Except where stated, the financial information presented in this press release represents only the pre-merger financial information of the Colony NorthStar Investment Entities, as the accounting acquirer, on a stand-alone basis from January 1, 2018 through January 31, 2018 and the results of operations of Colony NorthStar Credit following January 31, 2018. As a result, the reported first quarter financial results are not representative of a full quarter of operating earnings since they do not include financial results of NorthStar I and NorthStar II from January 1, 2018 through January 31, 2018.

First Quarter 2018 Highlights and Subsequent Events

•	Completed previously announced merger to create Colony NorthStar Credit Real Estate, Inc., a leading commercial real estate credit REIT

•	Completed listing on the NYSE under the ticker symbol “CLNC” on February 1, 2018

•	First quarter 2018 GAAP net loss of $4.7 million, or $0.05 per diluted share, and core earnings of $44.4 million, or $0.44 per diluted share

•	Declared and paid a monthly dividend of $0.145 per share of class A and class B-3 common stock for February and March. The dividend represents an annualized dividend of $1.74 per share of common stock, equating to a 9.1% annualized dividend yield based on the $19.12 closing price on May 7, 2018

•	Secured $400 million corporate revolving credit facility

•	Deployed $228 million of capital during the first quarter of 2018

•	Subsequent to quarter end, allocated approximately $300 million of total capital through closed deals or deals in advanced stages of execution

•	Subsequent to quarter end, increased existing master repurchase facility capacity by $500 million from $1.2 billion to $1.7 billion. As of May 7, 2018, the Company had approximately $1.2 billion of excess borrowing capacity on its master repurchase facilities

•	Subsequent to quarter end, the Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of class A and class B-3 common stock for April and May

•	As of May 7, 2018, total corporate liquidity of approximately $620 million through cash-on-hand of $220 million and availability under the corporate revolving credit facility of $400 million

Kevin P. Traenkle, Chief Executive Officer of Colony NorthStar Credit commented, “We are off and running as Colony NorthStar Credit Real Estate, Inc., and could not be more excited about our future. With the merger of balance sheet assets from Colony NorthStar and two credit-focused non-traded REITs, and our successful listing on the NYSE now behind us, we are completely focused on maximizing value for our shareholder base.”

Mr. Traenkle added, “We have immediate scale and diversification and expect to leverage our global Colony NorthStar platform to accretively grow our business. We are excited by our opportunities to increase return on equity through the deployment of our substantial liquidity, the optimization of our under-levered balance sheet and the recycling of non-core assets into higher-yielding targeted asset classes. We are just scratching the surface on the Colony NorthStar Credit growth opportunity and look forward to an exciting future.”

Common Stock and Operating Partnership Units

As of May 7, 2018, the Company had approximately 127.9 million shares of class A and class B-3 common stock outstanding and the Company’s operating partnership had approximately 3.1 million operating partnership units (“OP units”) outstanding held by members other than the Company or its subsidiaries.

Dividend

The Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of class A and class B-3 common stock (the “common stock”) (i) for the monthly period ended February 28, 2018, which was paid on March 16, 2018, to stockholders of record on March 8, 2018, and (ii) for the monthly period ended March 31, 2018, which was paid on April 10, 2018, to stockholders of record on March 29, 2018.

Subsequent to the end of the first quarter, the Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of common stock (i) for the monthly period ended April 30, 2018, which will be paid on May 10, 2018, to stockholders of record on April 30, 2018, and (ii) for the monthly period ended May 31, 2018, which will be paid on June 11, 2018, to stockholders of record on May 31, 2018.

Non-GAAP Financial Measures and Definitions

Core Earnings

We present Core Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Core Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with U.S. GAAP. This supplemental financial measure helps us to evaluate our performance excluding the effects of certain transactions and U.S GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations. We also use Core Earnings to determine the incentive fees we pay to our Manager. For information on the fees we pay our Manager, see the Note 11, “Related Party Arrangements” to our condensed consolidated financial statements included in our Form 10-Q to be filed with the U.S. Securities and Exchange Commission (“SEC”). In addition, the Company believes that its investors also use Core Earnings or a comparable supplemental performance measure to evaluate and compare the performance of the Company and its peers, and as such, the Company believes that the disclosure of Core Earnings is useful to its investors.

We define Core Earnings as U.S. GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our operating partnership) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) depreciation and amortization, (vi) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (vii) one-time events pursuant to changes in U.S. GAAP and (viii) certain material non-cash income or expense items that in the judgment of management should not be included in Core Earnings. For clauses (vii) and (viii), such exclusions shall only be applied after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

Core Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to U.S. GAAP net income or an indication of our cash flows from operating activities determined in accordance with U.S. GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating Core Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Core Earnings may not be comparable to the Core Earnings reported by other companies.

The Company calculates core earnings per share, a non-GAAP financial measure, based on a weighted-average number of common shares and OP units (held by members other than the Company or its subsidiaries). For Core Earnings per share, the Company assumes the 44.4 million shares of Class B-3 common stock and the 3.1 million OP units (held by members other than the Company or its subsidiaries) were outstanding from January 1, 2018 through January 31, 2018 to reflect the standalone pre-merger financial information of the accounting acquirer. Following January 31, 2018, the Company assumes approximately 131.0 million of shares of class A common stock, class B-3 common stock and OP units (held by members other than the Company or its subsidiaries) were outstanding. This results in a weighted average share count for the period of approximately 101.7 million shares.

First Quarter 2018 Conference Call

The Company will conduct a conference call to discuss the financial results on May 9, 2018 at 7:00 a.m. PT / 10:00 a.m. ET. To participate in the event by telephone, please dial (877) 407-0784 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8560. The call will also be broadcast live over the Internet and can be accessed on the Public Shareholders section of the Company’s website at www.clncredit.com. A webcast of the call will be available for 90 days on the Company’s website.

For those unable to participate during the live call, a replay will be available starting May 9, 2018, at 10:00 a.m. PT / 1:00 p.m. ET, through May 16, 2018, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13678941. International callers should dial (412) 317-6671 and enter the same conference ID number.

Supplemental Financial Report

A First Quarter 2018 Supplemental Financial Report will be available on the Company’s website at www.clncredit.com. This information will be furnished to the SEC in a Current Report on Form 8-K.

About Colony NorthStar Credit Real Estate, Inc.

Colony NorthStar Credit (NYSE: CLNC) is one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. Colony NorthStar Credit is externally managed by a subsidiary of leading global real estate and investment management firm, Colony NorthStar, Inc. Colony NorthStar Credit is organized as a Maryland corporation that intends to elect to be taxed as a REIT for U.S. federal income tax purposes for its taxable year ending December 31, 2018. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; the Company’s operating results may differ materially from the pro forma information presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017; the fair value of the Company’s investments may be subject to uncertainties; the Company’s use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; given the Company’s dependence on its external manager, an affiliate of Colony NorthStar, any adverse changes in the financial health or otherwise of its manager or Colony NorthStar could hinder the Company’s operating performance and return on stockholder’s investment; the ability to realize substantial efficiencies as well as anticipated strategic and financial benefits; and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as in CLNC’s other filings with the Securities and Exchange Commission.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony NorthStar Credit is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony NorthStar Credit does not intend to do so.

Investor Relations

Colony NorthStar Credit Real Estate, Inc.

Addo Investor Relations

Lasse Glassen

310-829-5400

For the period ending March 31, 2018, the following financial statements represents only the pre-merger financial information of the Colony NorthStar Investment Entities, as the accounting acquirer, on a stand-alone basis from January 1, 2018 through January 31, 2018 and the results of operations of Colony NorthStar Credit following January 31, 2018. As a result, the reported first quarter financial results are not representative of a full quarter of operating earnings since they do not include financial results of NorthStar I and NorthStar II from January 1, 2018 through January 31, 2018.

For the period ending December 31, 2017, the following financial statements represent only the results of operations for the Colony NorthStar Investment Entities, as the accounting acquirer, on a stand-alone basis. As a result, comparisons of the Company’s period to period accompanying consolidated financial information may not be meaningful.

COLONY NORTHSTAR CREDIT REAL ESTATE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	334,952	25,204
Restricted cash	117,443	41,901
Loans held for investment, net	1,816,218	1,300,784
Real estate securities, available for sale	176,194	—
Real estate, net	1,495,096	219,740
Investments in unconsolidated ventures ($257,495 and $24,417 at fair value, respectively)	756,468	203,720
Receivables, net	60,999	35,512
Deferred leasing costs and intangible assets, net	113,239	11,014
Other assets	56,998	1,527
Mortgage loans held in securitization trusts, at fair value	3,193,298	—

Total assets	$8,120,905	$1,839,402

Liabilities
Securitization bonds payable, net	172,113	108,679
Mortgage and other notes payable, net	924,018	280,982
Credit facilities	602,277	—
Due to related party	12,649	—
Accrued and other liabilities	49,896	5,175
Intangible liabilities, net	19,637	36
Escrow deposits payable	67,757	36,960
Dividends payable	18,994	—
Mortgage obligations issued by securitization trusts, at fair value	3,051,315	—

Total liabilities	4,918,656	431,832

Commitments and contingencies
Equity
Stockholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of March 31,2018 and December 31, 2017	—	—
Common stock, $0.01 par value per share
Class A, 905,000,000 shares authorized, 83,487,352 and 100 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	835	—
Class B-3, 45,000,000 shares authorized, 44,399,444 and no shares issued and outstanding as of March 31, 2018, and December 31, 2017, respectively	444	—
Additional paid-in capital	2,894,492	821,031
Retained earnings	136,446	258,777
Accumulated other comprehensive income (loss)	(1,848)	—

Total stockholders’ equity	3,030,369	1,079,808
Noncontrolling interests in investment entities	98,311	327,762
Noncontrolling interests in Operating Partnership	73,569	—

Total equity	3,202,249	1,407,570

Total liabilities and equity	$8,120,905	$1,839,402

COLONY NORTHSTAR CREDIT REAL ESTATE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net interest income
Interest income	$36,139	$35,151
Interest expense on loans held for investment	(7,415)	(6,104)
Interest income on mortgage loans held in securitization trusts	25,865	—
Interest expense on mortgage obligations issued by securitization trusts	(24,278)	—

Net interest income	30,311	29,047

Property and other income
Property operating income	28,545	5,139
Other income	517	161

Total property and other income	29,062	5,300

Expenses
Management fee expense	8,000	—
Property operating expense	11,719	1,611
Transaction, investment and servicing expense	30,941	701
Interest expense on real estate	6,393	976
Depreciation and amortization	18,792	2,285
Administrative expense (including $285 and $0 of equity-based compensation expense, respectively)	3,228	3,012

Total expenses	79,073	8,585

Other income (loss)
Unrealized gain on mortgage loans held in securitization trusts, net	497	—
Other gain on investments, net	465	—

Income (loss) before equity in earnings of unconsolidated ventures and income taxes	(18,738)	25,762
Equity in earnings of unconsolidated ventures	15,788	6,038
Income tax benefit	549	223

Net income (loss)	(2,401)	32,023
Net (income) attributable to noncontrolling interests:
Investment entities	(2,370)	(9,137)
Operating Partnership	57	—

Net income (loss) attributable to Colony NorthStar Credit Real Estate, Inc. common stockholders	$(4,714)	$22,886

Net income (loss) per common share - basic and diluted	$(0.05)	$0.47

Weighted average shares of common stock outstanding, basic and diluted	98,662	44,399

Dividends declared per share of common stock	$0.29	$—

COLONY NORTHSTAR CREDIT REAL ESTATE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

GAAP Net Income to Core Earnings

Three Months Ended March 31, 2018
Net income (loss) attributable to Colony NorthStar Credit Real Estate, Inc. common stockholders	$(4,714)
Adjustments:
Net income (loss) attributable to noncontrolling interest of the Operating Partnership	(57)
Non-cash equity compensation expense	285
Transaction costs	30,179
Depreciation and amortization	18,834
Net unrealized gain (loss) on investments	1,304
Adjustments related to non-controlling interests	(1,442)

Core earnings attributable to Colony NorthStar Credit Real Estate, Inc. common stockholders	$44,389

Core earnings per share (1)	$0.44

Weighted average number of common shares and OP units (1)	101,737

(1)	The Company calculates core earnings per share, a non-GAAP financial measure, based on a weighted-average number of common shares and OP units (held by members other than the Company or its subsidiaries). For Core Earnings per share, the Company assumes the 44.4 million shares of Class B-3 common stock and the 3.1 million OP units (held by members other than the Company or its subsidiaries) were outstanding from January 1, 2018 through January 31, 2018 to reflect the standalone pre-merger financial information of the accounting acquirer. Following January 31, 2018, the Company assumes approximately 131.0 million of shares of class A common stock, class B-3 common stock and OP units (held by members other than the Company or its subsidiaries) were outstanding. This results in a weighted average share count for the period of approximately 101.7 million shares